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                                                                      Exhibit 99


REPUBLIC BANCSHARES, INC.
PRESS RELEASE


DATE:      March 8, 2000
CONTACT:   Alfred T. May, President and CEO (ext. 3341) or
           William R. Falzone, Chief Financial Officer (ext. 3396)
           (727) 823-7300


FOR IMMEDIATE RELEASE


REPUBLIC BANCSHARES, INC. ANNOUNCES APPOINTMENT OF WILLIAM R. KLICH AS PRESIDENT AND CHIEF EXECUTIVE OFFICER


St. Petersburg, Florida, March 8, 2000 - The Board of Directors of Republic Bancshares Inc. (the "Company", Nasdaq: REPB) and its principal subsidiary Republic Bank (the "Bank") today announced the appointment of Mr. William R. Klich as President and Chief Executive Officer of the Company and the Bank, effective March 15, 2000. The appointment of Mr. Klich completes an executive search process announced by the Company on November 19, 1999.

Company Chairman William R. Hough and the Bank's current President & Chairman Alfred T. May stated, "Bill Klich brings to Republic 30 years of experience in commercial banking and has a proven track record of success as a chief executive. We look forward to his leadership and vision as the Company moves forward into the year 2000 and beyond."

Mr. Klich, 55, has career experience in all aspects of financial service management as the chief executive, and at the corporate, regional, division head, group head and commercial lending officer levels. He has directed all phases of independent financial institution activities, internal and external, as well as having participated for 18 years in all levels of management of a multi-market, regional bank holding company. In 1990, Mr. Klich was hired as CEO of Coast Bank, FSB, located in Sarasota, Florida, where he oversaw the transition of the $1.2 billion institution from a thrift to a commercial bank-oriented operation. After Coast Bank was acquired by SunTrust Banks in mid-1993, Mr. Klich remained with SunTrust Bank, Gulf Coast, as its Corporate Banking Executive. In early 1996 he was promoted to his current position as Chairman and Chief Executive Officer of the $2.4 billion SunTrust Bank, Gulf Coast, serving Manatee, Sarasota and Charlotte Counties. It is one of the highest-performing banks in the SunTrust organization.

Born in Coral Gables, Florida, Mr. Klich is a graduate of The Citadel and holds an MBA from Georgia State University. He is a graduate of The Executive Program at the Darden Graduate Business School, University of Virginia, and a former U.S. Air Force Captain.

Mr. Klich will be appointed to the Bank's board of directors effective March 15, 2000, and is expected to become a member of the Company's board of directors at its annual stockholders meeting in April 2000. Messrs. Hough and May will continue to serve as the Chairman of the Company's board of directors and as Chairman of the Bank's board of directors, respectively.
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Other Matters

In another matter, the Company announced that in recent weeks operational deficiencies in its warehouse lending department, which makes loans to mortgage originators secured by an inventory of loans held for sale, had come to its attention. Management is instituting workout plans for several borrowers that may include an amended repayment schedule, substitute collateral, additional collateral or a combination thereof. Based on information the Company has at this time, it is uncertain as to whether it will incur any losses on its warehouse loans or, if so, the extent of any losses that may be incurred. At this time, management believes that its allowance for loan losses at December 31, 1999 was adequate.

The common stock of Republic Bancshares is traded on the Nasdaq National Market under the trading symbol "REPB." Through its banking subsidiary, Republic Bank, the Company operates 81 full service banking offices throughout Florida and at $2.57 billion in total assets is one of the largest banking organizations headquartered in Florida. The Bank offers Internet banking services at its website address, www.republicbankfl.com.


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STATEMENTS IN THIS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS THAT ARE
BASED ON THE CURRENT BELIEFS AND EXPECTATIONS OF THE COMPANY'S MANAGEMENT, AS WELL AS ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, THE COMPANY'S MANAGEMENT. FORWARD-LOOKING STATEMENTS ARE BASED LARGELY ON EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO ECONOMIC, COMPETITIVE AND OTHER FACTORS AFFECTING THE COMPANY AND ITS OPERATIONS.

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